SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549




                                  FORM 8-K



                               Current Report


                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported) May 24, 2002


                    ADELPHIA COMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)



           Delaware                      0-16014               23-2417713
(State or other jurisdiction     (Commission File Number)    (IRS Employer
      of incorporation)                                    Identification No.)



             One North Main Street - Coudersport, PA 16915-1141
            (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code (814) 274-9830

ITEM 9. REGULATION FD DISCLOSURE.

     1.   CERTAIN DEFINED TERMS

          As used in this Form 8-K, the following terms shall have the following meanings:

          "ABIZ" means Adelphia Business Solutions, Inc., a Delaware corporation.

          "ABSO" means Adelphia Business Solutions Operations, Inc., a Delaware corporation, which is a wholly owned subsidiary of ABIZ.

          "ABSO Loan" means the $500,000,000 total aggregate principal amount that ABSO has borrowed under the co-borrowing credit facility dated April 14, 2000.

          "ACC Operations" means ACC Operations, Inc., a wholly owned subsidiary of the Company.

          "Adelphia CMS" means the Company's cash management system as described below under the heading entitled "Adelphia CMS, Related Party Balances and Co-Borrowing Credit Facilities".

          "Adelphia CMS Participants" means entities, including the Company, its subsidiaries and the Rigas Entities, which utilize the Adelphia CMS.

          "Board of Directors" means the board of directors of the Company.

          "Business Opportunity Agreement" means the Business Opportunity Agreement, dated July 1, 1986, among the Company and the Rigas Parties.

          "Century" means Century Communications Corp., a Texas corporation.

          "Company" means Adelphia Communications Corporation, a Delaware corporation.

          "CTCC" means Coudersport Television Cable Company, a Pennsylvania corporation.

          "DIP Facility" means the Company's commitment, subject to various conditions including the approval of the U.S. Bankruptcy Court for the Southern District of New York, to provide a tranche of up to $67,500,000 aggregate principal amount in debtor-in-possession financing to ABIZ.

          "Dobaire" means Dobaire Designs, a sole proprietorship, owned by Doris Rigas.

          "Dorellenic" means Dorellenic Cable Partners, a Pennsylvania general partnership.

          "Doris L.P." means Doris Holdings, L.P., a Delaware limited partnership.

          "EI" means Eleni Interiors, Inc., a New York corporation.

          "ErgoArts" means ErgoArts, Inc., a New York corporation.

          "ESN" means Empire Sports Network, L.P., a Delaware limited partnership.

          "Five Named Rigas Family Members" means John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen Rigas Venetis.

          "FPL Group" means FPL Group, Inc. together with its subsidiaries.

          "FPL Group Interest" means the interest in Olympus formerly held by FPL Group.

          "Form 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 2001, to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          "Golf Club" means The Golf Club at Wending Creek Farms, LLC, a Delaware limited liability company.

          "Highland Holdings" means Highland Holdings, a Pennsylvania general partnership.

          "Highland Prestige Entities" means HPGI together with its direct or indirect subsidiaries, including Prestige Communications, Inc., a Georgia corporation, Highland Carlsbad Cablevision, Inc., a Delaware corporation, Highland Carlsbad Operating Subsidiary, Inc., a Delaware corporation, Desert Hot Springs Cablevision, Inc., a California corporation and Cablevision Business Services, Inc., a Colorado corporation.

          "Highland 2000" means of Highland 2000, L.P, a Delaware limited partnership.

          "HHC" means Hilton Head Communications, L.P., a Delaware limited partnership.

          "HHC Entities" means HHC, Doris L.P, NCAA Holdings, Inc., a Delaware corporation, Illiad Holdings, Inc., a Delaware corporation, and Ionian Communications, L.P., a Delaware limited partnership.

          "HPGI" means Highland Prestige Georgia, Inc., a Delaware corporation.

          "HVA" means Highland Video Associates, L.P., a Pennsylvania limited partnership.

          "HVA Entities" means HVA together with its direct or indirect subsidiaries, including Adelphia Cablevision Associates of Radnor, L.P., a Pennsylvania limited partnership, Adelphia Cablevision of West Palm Beach II, LLC, a Florida limited liability company, Montgomery Cablevision Associates, L.P., a Pennsylvania limited partnership, Adelphia Cablevision of West Palm Beach, LLC, a Florida limited liability company, Bucktail Broadcasting Corporation, a Pennsylvania corporation and Henderson Community Antenna Television, Inc., a North Carolina corporation.

          "Joint Venture" means the Century/ML Cable Venture, a New York joint venture between Century and ML which owns and operates a cable system in Puerto Rico.

          "Managed Cable Entities" means the Highland Prestige Entities together with the HVA Entities, the HHC Entities and CTCC.

          "Managed Entities" means Highland Holdings, Doris L.P., NFHLP and the Managed Cable Entities.

          "ML" means ML Media Partners, L.P.

          "ML Leveraged Recapitalization Agreement" means the Leveraged Recapitalization Agreement, dated December 13, 2001, among the Joint Venture, Century, the Company, ML and Highland Holdings.

          "NFHLP" means Niagara Frontier Hockey, L.P., a Delaware limited partnership.

          "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

          "Praxis" means Praxis Capital Ventures, L.P., a Delaware limited partnership.

          "Praxis Capital" means Praxis Capital Partners, LLC, a Delaware limited liability company.

          "Praxis Management" means Praxis Capital Management, LLC, a Delaware limited liability company.

          "Public Offering Price" means the price at which given securities are or were offered to the public.

          "Rigas Entities" means any entity directly or indirectly controlled by any of the Five Named Rigas Family Members, other than the Company, ABIZ and their respective subsidiaries.

          "Rigas Parties" means John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas.

          "Rigas Persons and Entities" means the Five Named Rigas Family Members, any father, mother, brother, sister, son, daughter, son-in-law, daughter-in-law or spouse of any of the Five Named Rigas Family Members, and any entity of which any of the foregoing persons has, directly or indirectly, a substantial or material beneficial interest, other than the Company, ABIZ and their respective subsidiaries.

          "SEC" means the United States Securities and Exchange Commission.

          "SongCatcher Films" means SongCatcher Films, LLC, a New York limited liability company.

          "Special Committee" means the special committee authorized by the Board of Directors to investigate, among other things, the matters contained in this Form 8-K.

          "Spin-Off" means the Company's distribution of all the common stock it held in ABIZ to the common stockholders of the Company on January 11, 2002.

          "Wending 3656" means Wending Creek 3656, LLC, a Delaware limited liability company.

          "Wending Creek" means Wending Creek Farms, Inc., a Pennsylvania corporation.

          "WB Security" means West Boca Security, Inc.

     2.   INTRODUCTION

          As previously announced, the Board of Directors has authorized the Special Committee to conduct an investigation into matters regarding the Company, including relationships and transactions involving the Company and certain of its subsidiaries, on the one hand, and Rigas Persons and Entities, on the other hand. The Company has not yet completed its financial statements for the year ended December 31, 2001, received its independent auditors' report thereon or filed with the SEC its Form 10-K for the year ended December 31, 2001. In May 2002, Deloitte & Touche LLP, the Company's auditors, suspended its auditing work on the Company's financial statements for the year ended December 31, 2001. In addition, the Company has not yet filed its quarterly report on Form 10-Q for the quarter ended March 31, 2002.

          Because the Company is not yet in a position to file its Form 10-K, the Company is filing this Form 8-K for the purpose of providing information relating to relationships and transactions involving the Company and its subsidiaries, on the one hand, and related persons and entities of the Company and its subsidiaries, on the other hand.

          The information contained in this Form 8-K is subject to a number of limitations, qualifications and assumptions, including the following:

          1. The Special Committee is continuing its investigation. This investigation may result in supplementing or revising information contained in this Form 8-K. In addition, various sources have indicated that there may be other relationships and transactions between the Company and its subsidiaries, on the one hand, and Rigas Persons and Entities, on the other hand. Accordingly, this Form 8-K may be supplemented or revised to reflect these other relationships and transactions.

          2. All of the financial information contained in this Form 8-K is unaudited. The Company has announced that it expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods.

          3. John J. Rigas resigned as the Chairman, President and Chief Executive Officer of the Company effective as of May 15, 2002, Timothy J. Rigas resigned as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company effective as of May 16, 2002, and James R. Brown resigned as Vice President of Finance of the Company effective as of May 19, 2002. Michael J. Rigas resigned as Executive Vice President, Operations and Secretary and James P. Rigas resigned as Executive Vice President, Strategic Planning effective as of May 22, 2002. The Rigas Parties resigned as members of the Board of Directors effective May 22, 2002. The Rigas Parties have refused to review, or provide information for, this Form 8-K. In addition, certain other current and former officers, executives and employees of the Company have been unavailable to review and provide information for this Form 8-K. Accordingly, the information in this Form 8-K may be incomplete and may be revised or supplemented by the Company.

          4. The Special Committee is investigating whether the transactions discussed in this Form 8-K were presented to or approved by the Board of Directors and/or the independent or disinterested directors of the Board of Directors. With respect to any transactions that were approved by the Board of Directors and/or the independent or disinterested directors of the Board of Directors, the Special Committee is investigating the accuracy and completeness of the information on which such approval was based.

               Unless expressly noted otherwise, you should NOT assume that:

               o the transactions discussed herein were presented to or approved by the Board of Directors or the independent or disinterested directors of the Board of Directors or, if so approved, if such approval was based on accurate complete information; and/or

               o the financial and other terms of the transactions discussed in this Form 8-K between the Company and its subsidiaries, on the one hand, and Rigas Persons and Entities, on the other hand, were the product of arm's-length negotiations between the parties and, accordingly, you should not assume that these terms are as favorable to the Company and its subsidiaries as terms that these parties could have negotiated with independent third parties.

          5. The Special Committee is investigating the form of payment in some of the relationships and transactions described in this Form 8-K. Accordingly, you should not assume that transactions described in this Form 8-K that would commonly be settled in cash were settled in that manner. In addition, the Special Committee is investigating whether obligations of Rigas Persons and Entities to the Company and its subsidiaries were offset by payments or other consideration from the Company or one of its subsidiaries to a Rigas Person and Entity.

     3.   DESCRIPTION OF CERTAIN RELATIONSHIPS

          John J. Rigas resigned as the Chairman, President and Chief Executive Officer of the Company effective as of May 15, 2002, Timothy J. Rigas resigned as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of the Company effective as of May 16, 2002, James R. Brown resigned as Vice President of Finance of the Company effective as of May 19, 2002, Michael J. Rigas resigned as Executive Vice President, Operations and Secretary of the Company and James P. Rigas resigned as Executive Vice President, Strategic Planning of the Company effective as of May 22, 2002. The Rigas Parties resigned as members of the Board of Directors effective as of May 22, 2002.

          John J. Rigas is the father of Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen Rigas Venetis. Peter L. Venetis, a member of the Board of Directors, is the husband of Ellen Rigas Venetis. Each of John J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas is also a director and an executive officer of ABIZ. Mr. Venetis also is a director of ABIZ.

          The Five Named Rigas Family Members constitute all of the limited partners of Highland 2000. The Rigas Parties collectively own the general partner of Highland 2000.

          The Five Named Rigas Family Members own all of the equity interests in HPGI. HPGI is the parent of the Highland Prestige Entities, which own or operate cable systems.

          The Five Named Rigas Family Members are the general partners of Dorellenic.

          The Five Named Rigas Family Members are all of the general partners of Highland Holdings. The Five Named Rigas Family Members directly, or indirectly through Highland Holdings, own all of the partnership interests in HVA. HVA owns substantially all of the partnership interests in the HVA Entities. The HVA Entities own or operate cable systems.

          The Five Named Rigas Family Members directly or indirectly own Doris L.P., NCAA Holdings, Inc., a Delaware corporation and Illiad Holdings, Inc., a Delaware corporation. These companies collectively own the HHC Entities. The HHC Entities operate cable systems.

          CTCC, an operating cable company, is 100% owned by John J. Rigas. Coudersport Theatre is a sole proprietorship, 100% owned by John J. Rigas.

          Wending Creek and EI are 100% owned by John J. Rigas. Wending Creek is a provider of facilities maintenance services and related materials including electrical, heating, ventilation and air conditioning services, snow removal, lawn care services, landscaping and minor construction services. EI is an interior design firm. It is not known whether Wending Creek and EI perform services for any parties other than the Company, its subsidiaries and the Rigas Persons and Entities.

          John J. Rigas owns a 99% limited partnership interest in NFHLP. Patmos, Inc., a Delaware corporation which is 100% owned by the Rigas Parties, owns a 1% general partnership interest in NFHLP. NFHLP owns the National Hockey League franchise for the Buffalo Sabres hockey team.

          ErgoArts is 100% owned by John J. Rigas and Ellen Rigas Venetis. John J. Rigas and Ellen Rigas Venetis have an equity interest in SongCatcher Films. ErgoArts is a film development and production company. SongCatcher Films is a developer and provider of films. It is not known whether ErgoArts and SongCatcher Films perform services for any parties other than the Company, its subsidiaries and Rigas Persons and Entities.

          Dobaire is a sole proprietorship owned by Doris Rigas, the wife of John J. Rigas and the mother of Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Ellen Rigas Venetis. Dobaire is a design services firm.

          The Five Named Rigas Family Members own Wending 3656. Wending 3656 owns certain real property near Coudersport, Pennsylvania.

          The following table sets forth the names of certain entities discussed in this Form 8-K, the interests of members of the Rigas family in those entities and entities' subsidiaries which are referenced in this Form 8-K.


-------------------------------------------------------------------------------------------------------
               ENTITY                      RIGAS INTEREST            ENTITY'S  SUBSIDIARIES  REFERENCED
                                                                     IN THIS FORM 8-K
-------------------------------------------------------------------------------------------------------

Coudersport Television Cable      100% owned by John J. Rigas        None Referenced
Company
-------------------------------------------------------------------------------------------------------
Coudersport Theatre               Sole proprietorship owned by       None Referenced
                                  John J. Rigas.
-------------------------------------------------------------------------------------------------------
Dobaire Designs                   100% owned by Doris Rigas          None Referenced
-------------------------------------------------------------------------------------------------------
Dorellenic                        The Five Named Rigas Family        None Referenced
                                  Members are the general
                                  partners.
-------------------------------------------------------------------------------------------------------
Doris Holdings, L.P.              Five Named Rigas Family Members    Hilton Head Communications, L.P.
NCAA Holdings, Inc.               directly or indirectly  own all    Ionian Communications, L.P.
Illiad Holdings, Inc.             three entities
-------------------------------------------------------------------------------------------------------
Eleni Interiors, Inc.             100% owned by John J. Rigas        None Referenced
-------------------------------------------------------------------------------------------------------
ErgoArts, Inc.                    100% owned by John J. Rigas and    None Referenced
                                  Ellen Rigas Venetis
-------------------------------------------------------------------------------------------------------
Highland 2000, L.P.               Five Named Rigas Family Members    None Referenced
                                  constitute all limited partners;
                                  the Rigas Parties collectively
                                  own the general partner
-------------------------------------------------------------------------------------------------------
Highland Holdings                 Five Named Rigas Family Members    Highland Video Associates, L.P.
                                  are all of the general partners
-------------------------------------------------------------------------------------------------------
Highland Prestige Georgia, Inc.   Five Named Rigas Family Members    Prestige Communications, Inc.
                                  own all equity interests           Highland Carlsbad Cablevision,
                                                                     Inc.
                                                                     Highland Carlsbad Operating
                                                                     Subsidiary, Inc.
                                                                     Desert Hot Springs Cablevision,
                                                                     Inc.
                                                                     Cablevision Business Services,
                                                                     Inc.
-------------------------------------------------------------------------------------------------------
Highland Video Associates, L.P.   Five Named Rigas Family Members    Adelphia Cablevision Associates
                                  directly or indirectly own all     of Radnor, L.P.
                                  partnership interests              Adelphia Cablevision of West Palm
                                                                     Beach II, LLC
                                                                     Montgomery Cablevision
                                                                     Associates, L.P.
                                                                     Adelphia Cablevision of West Palm
                                                                     Beach, LLC
                                                                     Bucktail Broadcasting Corporation
                                                                     Henderson Community Antenna
                                                                     Television, Inc.
-------------------------------------------------------------------------------------------------------
Niagara Frontier Hockey, L.P.     John J. Rigas owns a 99% limited   Buffalo Sabres, Inc.
                                  partnership interest;              Cross Roads Arena, LLC
                                  the Rigas Parties share            Empire Sports Services
                                  ownership of the 1% indirect
                                  general partnership interest
-------------------------------------------------------------------------------------------------------
Patmos, Inc.                      100% owned by the Rigas Parties    Niagara Frontier Hockey, L.P.
-------------------------------------------------------------------------------------------------------
Preston Motors                    Material beneficial interest       None Referenced
                                  held by John J. Rigas
-------------------------------------------------------------------------------------------------------
SongCatcher Films, LLC            Equity interest held by John J.    None Referenced
                                  Rigas and Ellen Rigas Venetis
-------------------------------------------------------------------------------------------------------
Wending Creek 3656, LLC           100% owned by Five Named Rigas     None Referenced
                                  Family Members
-------------------------------------------------------------------------------------------------------
Wending Creek Farms, Inc.         100% owned by John J. Rigas        None Referenced
-------------------------------------------------------------------------------------------------------


     4.   AGREEMENT WITH RIGAS PARTIES.

          On May 22, 2002, the Company, acting through the Special Committee, reached an agreement with the Rigas Parties. A true and accurate copy of that agreement incorporated by reference hereto and filed herewith under Item 9 as Exhibit 99.01. That agreement is described in the Press Release attached to this Form 8-K, incorporated by reference hereto and filed herewith under Item 9 as Exhibit 99.02.

     5.   ADELPHIA CMS, RELATED PARTY BALANCES AND CO-BORROWING
          CREDIT FACILITIES

          Adelphia CMS. The Company operates a cash management system on behalf of Adelphia CMS Participants. Each Adelphia CMS Participant (i) deposits all or some of its cash generated or otherwise obtained from its operations, borrowings and other sources into the Adelphia CMS, (ii) withdraws cash from the Adelphia CMS to be used for its expenses, capital expenditures, repayments of debt and other uses, and (iii) engages in transfers of funds with other Adelphia CMS Participants. The operation of the Adelphia CMS results in the commingling of funds among the Adelphia CMS Participants, which include Company subsidiaries and Rigas Entities. These transactions create numerous related party payables and receivables among the Adelphia CMS Participants.

          Related Party Balances. Transactions involving Adelphia CMS Participants sometimes occur, that result in payables and receivables between and among various Adelphia CMS Participants and/or other Rigas Persons and Entities. Certain adjustments to these payables and receivables are recorded between the parties on a quarterly basis through accounting entries.

          Co-Borrowing Credit Facilities. Certain Adelphia CMS Participants that are Managed Cable Entities are co-borrowers with certain of the Company's subsidiaries under revolving credit and term loan agreements. Borrowings under these co-borrowing credit facilities are generally deposited in the Adelphia CMS. On a quarterly basis, the Company records journal entries to record the indebtedness attributed to the co-borrowers with corresponding adjustments to their receivables or payables. Such adjustments are based on consideration of the net effect of quarterly transactions between the Company and certain of its subsidiaries, on the one hand, and the Managed Cable Entities, on the other hand. See "Related Party Balances" below. NOTWITHSTANDING THESE ADJUSTMENTS, ALL CO-BORROWERS REMAIN JOINTLY AND SEVERALLY LIABLE TO THE LENDERS FOR ALL BORROWINGS UNDER THE CO-BORROWING CREDIT FACILITY. See "Co-Borrowing Credit Facilities" below.

          The Board of Directors did not approve the structure or operation of the Adelphia CMS, including the commingling of funds among the Adelphia CMS Participants, which include Company subsidiaries and Rigas Entities. The Special Committee is investigating various aspects of the Adelphia CMS, related party balances and the co-borrowing credit facilities. The Special Committee is investigating various aspects of the Adelphia CMS, related party balances and the co-borrowing credit facilities.

          ABIZ Bank Accounts. The Company maintains separate bank accounts for ABIZ. Certain of these bank accounts were established upon or following the Spin-Off. ABIZ receipts are deposited into the ABIZ accounts, and their disbursements are paid out of these bank accounts. The Company receives instructions from ABIZ regarding the activities in the ABIZ bank accounts.

     6.   CO-BORROWING CREDIT FACILITIES

          As indicated above, various subsidiaries of the Company have entered into co-borrowing credit facilities with certain Managed Cable Entities and certain lenders. Each co-borrower under each of these credit facilities may borrow up to the entire amount of the available credit under the applicable facility. EACH CO-BORROWER IS JOINTLY AND SEVERALLY LIABLE FOR THE ENTIRE AMOUNT OF THE INDEBTEDNESS UNDER THE APPLICABLE CO-BORROWING CREDIT FACILITY REGARDLESS OF WHETHER THAT CO-BORROWER ACTUALLY BORROWED THAT AMOUNT UNDER SUCH CO-BORROWING CREDIT FACILITY. ALTHOUGH THE APPLICABLE MANAGED CABLE ENTITIES AND THE APPLICABLE SUBSIDIARIES OF THE COMPANY ENTERED INTO ASSUMPTION AGREEMENTS DATED AS OF MAY 6, 2002, PURSUANT TO WHICH THE APPLICABLE MANAGED CABLE ENTITIES HAVE PURPORTEDLY CONFIRMED THEIR PREVIOUS AGREEMENT WITH THE APPLICABLE SUBSIDIARIES OF THE COMPANY TO REPAY THE AMOUNT OF ANY BORROWINGS THAT ARE TRANSFERRED ONTO ITS BOOKS AND RECORDS IN ACCORDANCE WITH THE ADELPHIA CMS, THE COMPANY'S SUBSIDIARIES NEVERTHELESS REMAIN FULLY LIABLE TO THE LENDERS UNDER THE CO-BORROWING CREDIT FACILITIES FOR THE FULL AMOUNT OF SUCH BORROWINGS.

          During the year ended December 31, 2001, the Company's subsidiaries were parties to the following co-borrowing credit facilities:

               o On March 29, 1996, Telestat Acquisition Limited Partnership ("TALP"), Global Acquisition Partners, L.P., (a subsidiary of the Company) and HVA, entered into a $200,000,000 co-borrowing loan agreement. TALP was a subsidiary of Olympus, which until October 1999 was a joint venture owned by the Company and FPL Group, Inc. This agreement was refinanced and terminated on September 28, 2001, as described below.

               o On May 6, 1999, UCA Corp., UCA LLC, National Cable Acquisition Associates, L.P., Grand Island Cable, Inc., SVHH Cable Acquisition, L.P. and Tele-Media Company of Hopewell-Prince George, each a subsidiary of the Company, and HHC, closed on an $850,000,000 co-borrowing credit facility with several banks, which consists of a $600,000,000, 8 1/2 year reducing revolving credit loan and a $250,000,000, 9 year term loan, and which remained in effect at December 31, 2001.

               o On April 14, 2000, Century Cable Holdings, Ft. Myers Cablevision, LLC, each a subsidiary of the Company, and HPGI, closed on a $2,250,000,000 co-borrowing credit facility with several banks. The credit facility consists of a $1,500,000,000, 8 3/4 year reducing revolving credit loan and a $750,000,000, 9 year term loan. In addition, on September 28, 2000, Century Cable Holdings, Ft. Myers Cablevision, LLC, and HPGI, closed on a $500,000,000, 9 1/4 year term loan. This term loan is part of the credit facility that closed on April 14, 2000, and all of the indebtedness under this facility remained outstanding at December 31, 2001. ABSO, an unrestricted borrower under the revolving credit portion of this co-borrowing credit facility, borrowed $500,000,000 in a number of transactions. The proceeds of these transactions were deposited into the Adelphia CMS. As of December 31, 2001, ABSO was allocated $500,000,000 of the outstanding loans under this co-borrowing credit facility. The Company's subsidiaries under this credit facility and HPGI are each jointly and severally liable for the ABSO borrowings. ABSO, as an unrestricted borrower, is liable only for its own borrowings. ABSO is one of the ABIZ subsidiaries which filed for bankruptcy court protection on March 27, 2002.

               o On September 28, 2001, Olympus Cable Holdings, LLC, Adelphia Company of Western Connecticut and Adelphia Holdings 2001, LLC, each a subsidiary of the Company, and HVA, and CTCC, closed on a $2,030,000,000 co-borrowing credit facility with several banks. The credit facility consists of a $765,000,000, 8-3/4 year reducing revolving credit facility, a $765,000,000, 8-3/4 year term loan, and a $500,000,000, 9 year term loan, all of which remained in effect at December 31, 2001. A portion of the proceeds from this facility were used to repay and terminate the $200,000,000 co-borrowing credit facility dated March 29, 1996 discussed above.

          As of December 31, 2001, the maximum aggregate amount that could be borrowed by the co-borrowers under all of the co-borrowing credit facilities was $5,630,000,000.

          Annual interest rates under the co-borrowing credit facilities described above are based upon one or more of the following rates at the option of the co-borrowers: prime rate plus 0% to 2.0%; or LIBOR plus .625% to 3.0%. At December 31, 2001, the weighted average interest rate on notes payable to banks and other institutions under these agreements was 4.31%. Borrowings under these credit facilities are collateralized by a pledge of the stock of each co-borrower, and the stock of the co-borrower's pledged or guarantor subsidiaries.

          The Company did not follow a general practice of seeking the approval of the Board of Directors or the independent directors of the Board of Directors of specific drawdowns under the co-borrowing credit facilities.

          The following table sets forth certain information regarding these co-borrowing credit facilities:


-------------------------------------------------------------------------------------------------------------------------
   DATE OF         COMPANY     RIGAS ENTITY(IES)    CO-BORROWINGS     CO-BORROWINGS      AGGREGATE      MAXIMUM COMPANY
  AGREEMENT     SUBSIDIARIES     PARTY THERETO     ATTRIBUTABLE TO    ATTRIBUTABLE    AMOUNT BORROWED   LIABILITY fn[1]
                PARTY THERETO                          COMPANY          TO RIGAS      UNDER AGREEMENT
                                                     SUBSIDIARIES      ENTITY(IES)     AS OF 12/31/01
                                                    OUTSTANDING AS   OUTSTANDING AS
                                                     OF 12/31/01       OF 12/31/01
-------------------------------------------------------------------------------------------------------------------------
5/6/99          UCA LLC        Hilton Head          $210,000,000     $640,000,000      $850,000,000      $850,000,000
                               Communications,
                National       L.P.
                Cable
                Acquisition
                Association,
                L.P.

                Tele-Media
                Company of
                Hopewell-Prince
                George
-------------------------------------------------------------------------------------------------------------------------
4/14/00         Century        Highland  Prestige    $1,039,361,333   $1,160,638,667   $2,200,000,000     $2,750,000,000
                Cable          Georgia, Inc.
                Holdings, LLC

                Ft. Myers
                Cablevision,
                LLC
-------------------------------------------------------------------------------------------------------------------------
9/28/01         Olympus        Highland Video        $1,340,971,553     $649,028,447    $1,990,000,000    $2,030,000,000
                Cable          Associates, L.P.
                Holdings, LLC
                               Coudersport
                Adelphia       Television Cable
                Company of     Company
                Western
                Connecticut

                Adelphia
                Holdings
                2001, LLC
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                                $2,590,332,886   $2,449,667,114    $5,040,000,000    $5,630,000,000
-------------------------------------------------------------------------------------------------------------------------

-------------------------

1 This column sets forth the maximum liability of the Company and its subsidiaries under each co-borrowing agreement for the principal amount thereof, assuming the facility is fully drawn upon.



          Additional loans have been made under these co-borrowing credit facilities since December 31, 2001. As of April 30, 2002, the total amount outstanding under all of the co-borrowing credit facilities was approximately $4.58 billion (comprising $831 million outstanding under the UCA co-borrowing credit facility, $2,480,000,000 outstanding under the CCH co-borrowing credit facility and $1,265,000,000 outstanding under the Olympus co-borrowing credit facility). The Special Committee is investigating the amount of outstanding indebtedness that has been allocated to the Managed Cable Entities.

     7.   RIGAS ENTITY SECURITIES PURCHASES

          Highland 2000 has entered into a number of transactions since January 1, 2001, relating to the acquisition of debt or equity securities of the Company. Some of these transactions have closed while other such transactions are scheduled to close on or before August 12, 2002. It is uncertain whether the pending transactions will close on or before that date, or at all.

          In each consummated transaction, the "purchase price" for the securities was settled through a series of bookkeeping entries as follows:

          o The securities were issued by the Company to Highland 2000, and the Company recorded a receivable from Highland 2000 for the amount of the purchase price.

          o A Managed Cable Entity was allocated, as among the co-borrowers, the primary obligation to repay outstanding indebtedness under a co-borrowing credit facility that had previously been allocated, as among the co-borrowers, to a subsidiary of the Company, in an amount equal to the purchase price, and the Company recorded a payable to the Managed Cable Entity for the amount of the purchase price.

          NOTWITHSTANDING THE FOREGOING REALLOCATION, AS AMONG THE CO-BORROWERS, OF THE PRIMARY OBLIGATION TO REPAY INDEBTEDNESS INCURRED UNDER A CO-BORROWING CREDIT FACILITY, THE COMPANY'S SUBSIDIARIES THAT ARE PARTIES TO THAT FACILITY REMAIN JOINTLY AND SEVERALLY LIABLE FOR ALL AMOUNTS THEREUNDER. See "Co-Borrowing Credit Facilities," and "Adelphia CMS, Related Party Balances, Co-Borrowing Credit Facilities" above.

          The following table sets forth certain information regarding purchases of the Company's securities by Highland Holdings and Highland 2000:


----------------------------------------------------------------------------------------------------------------------
    DATE OF       PURCHASER    TYPE AND AMOUNT OF       TOTAL         FORM OF CONSIDERATION          TYPE OF
   AGREEMENT          OF           SECURITIES        AGGREGATE                                   TRANSACTION/STATUS
                  SECURITIES                       PURCHASE PRICE
----------------------------------------------------------------------------------------------------------------------

1/17/01          Highland      5,819,367 shares    $259,900,000 fn[1] Agreement provided       Private Placement;
                 2000          of Class B common                      for payment of           Closed 10/22/01
                               stock                                  immediately available
                                                                      funds; purchase price
                                                                      paid through
                                                                      bookkeeping entries in
                                                                      lieu of cash payment.
----------------------------------------------------------------------------------------------------------------------
1/17/01          Highland      $167,400,000        $162,500,000 fn[2] Agreement provided       Private Placement;
                 2000          aggregate                              for payment of           Closed 10/22/01
                               principal amount                       immediately available
                               of 6% convertible                      funds; purchase price
                               subordinated notes                     paid through
                               due 2006                               bookkeeping entries in
                                                                      lieu of cash payment.
----------------------------------------------------------------------------------------------------------------------
2/1/01           Highland      100,000 shares of     $4,452,000       Cash withdrawn from      Open market
                 Holdings      Class A common                         the Adelphia CMS         transaction; Closed
                               stock                                                           2/1/01
----------------------------------------------------------------------------------------------------------------------
4/19/01          Highland      $400,000,000        $393,500,000 fn[3] Agreement provided       Private Placement;
                 2000          aggregate                              for payment of           Closed 1/22/02
                               principal amount                       immediately available
                               of 3.25%                               funds; purchase price
                               convertible                            paid through
                               subordinated notes                     bookkeeping entries in
                               due 2021                               lieu of cash payment.
----------------------------------------------------------------------------------------------------------------------
11/9/01          Highland      7,500,000 shares    $154,050,000 fn[4] Agreement provides       Private Placement;
                 2000          of Class B common                      for payment of           Scheduled to close by
                               stock                                  immediately available    8/12/02
                                                                      funds.
----------------------------------------------------------------------------------------------------------------------
11/9/01          Highland      2,000,000 shares     $48,500,000 fn[5] Agreement provides       Private Placement;
                 2000          of 7.5% Series E                       for payment of           Scheduled to close by
                               mandatory                              immediately available    8/12/02
                               convertible                            funds.
                               preferred stock
----------------------------------------------------------------------------------------------------------------------

--------------------------
1 The purchase price for the Class B common stock was $42.96 per share, which is equal to the Public Offering Price less the underwriting discount in the January 23, 2001 public offering of Class A common stock, plus an interest factor. The interest factor was intended to adjust the purchase price to take into account the period between the closing of the transaction and the closing of the public offering.

2 The purchase price for the 6% convertible subordinated notes due 2006 was equal to the Public Offering Price less the underwriting discount in the January 23, 2001 public offering of the Company's 6% convertible subordinated notes due 2006, plus an interest factor.

3 The purchase price for the 3.25% convertible subordinated notes due 2021 was equal to the Public Offering Price less the underwriting discount in the April 25, 2001 public offering of the Company's 3.25% convertible subordinated notes due 2021, plus an interest factor.

4 The purchase price for the Class B common stock will be $20.54 per share, which is equal to the Public Offering Price less the underwriting discount in the November 15, 2001 public offering of Class A common stock, plus an interest factor, calculated at the closing of the transaction.

5 The purchase price for the 7.5% Series E mandatory convertible preferred stock will be $24.25 per share, which is equal to the Public Offering Price less the underwriting discount in the November 15, 2001 public offering of 7.5% Series E mandatory convertible preferred stock, plus an interest factor, calculated at the closing of the transaction.


          Preliminary findings of the Special Committee indicate that, in connection with the purchase in October 2001 by Highland 2000 of 5,819,367 shares of Class B common stock and $167,400,000 aggregate principal amount of 6% convertible subordinated notes due 2006 (see table above), certain employees of the Company may have prepared documentation, including wire transfer receipts and bank paydown and drawdown notices, in January 2002 to support the accounting treatment of this transaction as a cash transaction. The Special Committee is continuing to investigate this matter.

          The purchase price for the securities sold to Highland 2000 in each of the transactions described above was equal to the Public Offering Price less the underwriters' discount for a similar class of securities being sold to the public at the time the relevant purchase agreement was entered into. The Public Offering Price was established by a committee of the Board of Directors, comprised solely of members of the Rigas family, in negotiations with the investment bankers who acted as underwriters for the corresponding contemporaneous sales of securities to the public. In each case, before the Public Offering Price was established the amount of securities to be purchased by Highland 2000 and the pricing mechanism for each transaction was approved by a majority of the independent directors of the Board of Directors. The provisions of the relevant agreements approved by the independent directors of the Board of Directors provided that the purchase price would be paid in immediately available funds.

          Certain Rigas Persons and Entities have entered into margin loan agreements with various investment banks and other financial institutions and pledged equity and debt securities issued by the Company to secure such loans. Although, the total amount of these loans is unknown, since January 1, 2001, certain Rigas Persons and Entities have made $241,167,006 of payments in connection with margin calls. Of that amount, $177,789,669 has been paid in 2002, with approximately $174,638,151 having been paid since March 27, 2002. Funds for these margin call payments by Rigas Persons and Entities came from the Adelphia CMS. The use of the Adelphia CMS to fund margin calls on behalf of Rigas Persons and Entities was not presented to or approved by the Board of Directors or the independent directors of the Board of Directors.

     8.   MANAGEMENT SERVICES PROVIDED BY THE COMPANY

          During the year ended December 31, 2001, the Company provided management services to the Highland Prestige Entities. These services included supervision of technical and business operations, accounting, marketing, programming, purchasing, field engineering and other technical and administrative nonfield services. During this period, the Highland Prestige Entities paid the Company up to 5% of system revenues for such services. Other fees were charged by the Company during this period for goods and services including management fees, placement fees associated with completed and pending acquisitions, and other goods and services provided to the Highland Prestige Entities. For the year ended December 31, 2001, the total aggregate amount of all fees and expenses that Highland Prestige Entities was charged by the Company was $7,793,000. The Special Committee is investigating whether these amounts were actually paid to the Company.

          During the year ended December 31, 2001, the Company provided similar management services to Highland Holdings (parent of the HVA Managed Cable Entities), Doris L.P. (parent of the HHC Managed Cable Entities), and NFHLP. These services included supervision of technical and business operations, accounting, marketing, programming, purchasing and field engineering. For the year ended December 31, 2001 the fees paid by each of these entities to the Company were as follows:

          o    Highland Holdings paid $3,944,000;

          o    Doris L.P. paid $3,675,000; and

          o NFHLP paid $3,417,000. While it is not confirmed at present, it appears that funds for the payment of these services by NFHLP came from the Adelphia CMS.

          The Special Committee is investigating whether management fees paid by Highland Holdings to the Company were paid using borrowings under a co-borrowing credit facility. In addition, the Special Committee is also investigating whether these management fees may have been effectively offset by the assumption by the Company or one of its subsidiaries of obligations, including interest payment obligations, of Rigas Persons and Entities, and whether these offsetting transactions were undertaken solely to increase the Company's revenues.

     9. AMOUNTS PAID BY THE COMPANY TO MANAGED ENTITIES AND OTHER AFFILIATES FOR PRODUCTS AND SERVICES

          During the year ended December 31, 2001, the Company made the following payments to the following related parties:

          o The Company paid approximately $12,416,000 to EI and $371,000 to Dobaire, primarily for office furniture and fixtures and related installation and design services.

          o The Company paid approximately $2,019,000 to Wending Creek for various maintenance and related services, including comprehensive facilities maintenance services and related materials, including electrical, heating, ventilation and air conditioning, snow removal, lawn care, landscaping and minor construction services.

          o The Company paid an aggregate amount of approximately $100,000 to Rigas Persons and Entities for office and warehouse rent. This amount includes the following payments:
               $41,700 to Ellen Rigas Venetis, $34,000 to Dorellenic, $12,000 to John J. Rigas, $6,600 to the Coudersport Theatre and $1,200 to Wending Creek.

          o The Company paid approximately $50,000 to Ellen Rigas Venetis for community service and public relations consulting services.

          The foregoing transactions were not presented to or approved by the Board of Directors or the independent directors of the Board of Directors.

     10.  THE BUFFALO SABRES TRANSACTIONS

          The Company, through a subsidiary, ESN, has from time to time made loans to NFHLP, a limited partnership owned by the Rigas Parties. NFHLP owns the Buffalo Sabres, a team in the National Hockey League. ESN broadcasts the games of the Sabres. The Company has also provided financing to assist the Rigas parties in their acquisition of all ownership interests in the NFHLP.

          In July 2000, the Rigas Parties acquired all the partnership interests of NFHLP from an investor group. Prior to the closing of the purchase, ESN had broadcast Sabres games and had made loans to NFHLP from time to time. In connection with the closing of this acquisition, John J. Rigas paid approximately $25,000,000 to NFHLP. Of that amount, approximately $15,000,000 was paid by NFHLP to the Company to pay down part of the outstanding debt owed to the Company. Shortly after the closing, the Rigas Parties undertook a recapitalization of NFHLP and were required to enter into a consent agreement with the National Hockey League. As part of the recapitalization and as required by the terms of the consent agreement, NFHLP's then outstanding obligations to the Company (after giving effect to the $15,000,000 paydown referred to above) were converted into (i) an approximately $46,500,000 aggregate principal amount, 10% partially subordinated note due in July 2010 and (ii) an approximately $30,000,000 aggregate principal amount, 10% fully subordinated note due July 2010 (collectively, the "NFHLP Notes"). Approximately $9,600,000 of outstanding advances to NFHLP from the Company were not converted into the NFHLP Notes as part of the recapitalization (the "Pre-Recapitalization Advances"). John Rigas also contributed to the capital of NFHLP over $22,000,000 of debt obligations owed to him by NFHLP. Prior to the recapitalization of NFHLP and in connection with obtaining the consent of the NFHLP's existing bank lenders to the sale, the Company also purchased two NFHLP loans from these bank lenders in the amount of $33,581,000 ("NFHLP Bank Loans"), after giving effect to a $7,785,000 discount in the purchase price paid by the Company for one loan. In addition, the Company guaranteed a third NFHLP loan in the aggregate principal amount of approximately $27,000,000. The Special Committee is investigating the nature of this guaranty and whether it may have been collateralized by letters of credit. From time to time, NFHLP finances its operations through withdrawals of cash (and the generation of net payables to the Company) under the Adelphia CMS (the "NFHLP Advances"). As of December 31, 2001, the total amount outstanding under the NFHLP Notes, NFHLP Bank Loans, NFHLP Advances and the Pre-Recapitalization Advances (including all accrued interest thereon) was $150,157,000, before giving effect to a reserve of $19,889,000 the Company has established on its books. The amount of the reserve was included in prepaid expenses and other assets of the Company at such date. This amount was the largest amount of indebtedness of NFHLP to the Company under the NFHLP Notes, NFHLP Bank Loans, NFHLP Advances and Pre-Recapitalization Advances outstanding during the year ended December 31, 2001.

          Under the terms of the agreements between ESN and NFHLP:

          o ESN paid NFHLP $7,226,000 for television and radio broadcasts rights during the year ended December 31, 2001, comprising a portion of the $3,200,000 owed to NFHLP for the 2000-2001 season and a portion of the $10,000,000 owed to NFHLP for the 2001-2002 season.

          o Empire Sports Services ("ESS"), a joint venture between NFHLP and ESN, is responsible for the production of television and radio coverage of the Sabres games and the sales of commercial time on ESN. Among other things, ESS also (i) sells non-broadcast advertising associated with the Sabres, (ii) acts as an agent of Crossroad Arena LLC, a subsidiary of NFHLP, in connection with the sale of advertising in HSBC Arena, (iii) provides broadcast feeds for visiting hockey clubs and (iv) provides production services to third parties. ESS's revenues and its associated expenses are split between NFHLP and ESN evenly. During the year ended December 31, 2001, each of ESN and NFHLP earned approximately $1,735,000 under this arrangement. In connection with sales of non-Buffalo Sabres programming and ESS pays 75% of the revenues of such sales to ESN. For the year ended December 31, 2001, ESS paid ESN $1,111,000 under this arrangement.

          o The Company paid $744,000 to NFHLP (net of certain payables due to the Company generated for certain services rendered) for luxury suite rentals and other related expenses at HSBC Arena in Buffalo, New York, including tickets for the Company's employees to Buffalo Sabres games and other related entertainment costs.

          o From time to time the Company assists NFHLP in identifying providers of programming carried on the Company's cable systems for NFHLP to solicit in connection with the sale advertising or promotional space in the HSBC Arena. The Company has not received any compensation for this service.

          o ACC leases from NFHLP certain office space located at HSBC Arena. ACC does not pay NFHLP rent. In exchange for use of the premises, ACC completed interior renovations of the premises.

          The Special Committee is also investigating whether the foregoing arrangements, as well as other payments made to NFHLP, were presented to or approved by the Board of Directors or the independent directors of the Board of Directors, and if so approved, whether such approval was based on accurate and complete information. The Special Committee is also investigating whether the Company received fair value for payments it made pursuant to the foregoing arrangements.

     11.  CERTAIN OTHER LOANS TO AND FROM AFFILIATES

          During 2001 and possibly in prior periods, the Company advanced funds to ErgoArts and SongCatcher Films on an unsecured basis. At December 31, 2001, the outstanding balance due to the Company from ErgoArts and SongCatcher Films under these arrangements was approximately $677,000 and $3,077,000, respectively, which was the largest amount of each such indebtedness outstanding during the year ended December 31, 2001. The advances to ErgoArts were made principally in connection with the development and potential production of documentary films. The advances to SongCatcher Films were made in connection with the creation and production of the motion picture entitled SongCatcher. These transactions where not presented to or approved by the Board of Directors or the independent directors of the Board of Directors.

          For the year ended December 31, 2001, the Company's total interest income from loans, advances and other borrowings made to Rigas Entities aggregated approximately $11,654,000. This interest was either received by the Company or credited to the Company through the Adelphia CMS. The annual interest rates applicable to these loans, advances and other borrowings for the year ended December 31, 2001 ranged from 2.6% to 10.0%.

          The Special Committee is investigating whether James R. Brown, the Company's former Vice President of Finance, received a loan from the Company in the aggregate principal amount of $700,000. The date and terms of this loan are not known to the Company at this time. Mr. Brown resigned from the Company effective May 19, 2002.

          The Special Committee is investigating the existence of other loans to officers of the Company. The Special Committee is seeking to identify and categorize other loans to affiliates that may exist.

     12.  ADELPHIA BUSINESS SOLUTIONS, INC.

          ABIZ was a consolidated subsidiary of the Company on December 31, 2001. As a result of the Spin-Off, ABIZ became a former subsidiary of the Company on January 11, 2002. ABIZ continues to be an affiliate of the Company because the Five Named Rigas Family Members, directly or indirectly, own approximately 17% of the common stock of ABIZ and approximately 53% of the voting interests in ABIZ after the Spin-Off. John
J. Rigas, Michael J. Rigas, Timothy J. Rigas and James P. Rigas are also executive officers and directors of ABIZ. At December 31, 2001, ABIZ and its subsidiaries owed the Company approximately $7,800,000 for accounts payable to the Company and $19,200,000 for accrued interest owing to the Company in connection with borrowings under the ABSO Loan. In early 2002, the Company also advanced to ABIZ and its subsidiaries, including ABSO, approximately $36,800,000 on an unsecured basis prior to the filing by ABIZ and certain of its subsidiaries, including ABSO, for protection under Chapter 11 of the U.S. Bankruptcy Code on March 27, 2002. From January 1, 2002 until the bankruptcy filings, ABIZ accumulated approximately $18,794,000 in accounts payable, and $15,600,000 in accrued interest owing to the Company in connection with the allocation of borrowings of $500,000,000 outstanding at December 31, 2001, under the ABSO Loan. The Company has agreed to provide, subject to various conditions including interim and final approval of the U.S. Bankruptcy Court for the Southern District of New York, a first-funded tranche of up to $67,500,000 aggregate principal amount in the DIP Facility to ABIZ. Highland 2000 (or another entity owned or controlled, directly or indirectly, by members of the Rigas family), has also agreed to provide a second tranche of up to an additional $67,500,000 aggregate principal amount in debtor-in-possession financing, subject to similar conditions, for a total DIP Facility of $135,000,000. A hearing to consider interim borrowings under the DIP Facility was held and concluded on April 1, 2002. Thereafter, the Bankruptcy Court entered an interim order on April 4, 2002 approving $27,000,000 of interim borrowings under the DIP Facility, pending a final hearing, which is currently scheduled to be held on May 29, 2002. Subject to entry of a final order, the DIP Facility will have a term of the earlier of (a) two years, (b) the effectiveness of a reorganization plan for ABIZ, or (c) the occurrence and continuance of an event of default. The loans will bear interest at a rate equal to Wachovia Bank N.A.'s prime rate, plus 3.75% per annum. Additionally, during the continuance of an event of default, the interest rate will increase an additional 2%. The DIP Facility provides for a $4,050,000 financing fee and a commitment fee payable in installments equal to 1% of the average daily difference between the aggregate commitments under the DIP Facility and the aggregate outstanding loans. Loans under the DIP Facility will be secured by a first priority security interest in and lien on all of ABIZ's assets, subject to valid pre-petition liens and a $3,000,000 carve-out for professional and trustee fees, court costs and other matters. On May 16, 2002, the Company received a request to borrow the remaining $14,000,000 under the DIP Facility. On May 17, 2002, the Company advanced an additional $2,000,000 for a total of approximately $15,000,000 of the DIP Facility to ABIZ. On May 20, 2002, the Company received a demand notice from ABIZ demanding that the Company fund the remaining $12,000,000 that it was required to fund.

          On October 1, 2001, the Company purchased from certain subsidiaries of ABIZ certain local telecommunications transmission systems in Rhode Island, Connecticut, Maine, New Hampshire, Richmond, Virginia, and Albany, Buffalo and Rochester, New York for a purchase price of approximately $141,225,000 in cash. In connection with the acquisition of these local telecommunications transmission systems, as well as other similar systems acquired by the Company at the end of 2000 from certain subsidiaries of ABIZ, the Company and ABSO or another ABIZ subsidiary, as manager, entered into management agreements, whereby the manager would manage the local telecommunications transmission systems for the Company for a monthly fee of approximately $120,000, with annual increases of 4%, plus reimbursement of all reasonable expenses. The management agreements are for a period of three years, and automatically renew for successive three-year periods, unless the Company notifies the manager that it is terminating such agreement. The manager is also eligible to receive a quarterly performance bonus at the discretion of the Company.

     13.  BUSINESS OPPORTUNITIES

          The Rigas Parties are parties to the Business Opportunity Agreement, under which they have agreed not to acquire an interest (except that such persons may, individually for their own account, engage in regular portfolio trading of publicly traded securities of companies in the cable television industry) in any cable television system except: cable television systems which they or their affiliates (excluding the Company) owned, in whole or in part, operated or had agreed to acquire as of July 1, 1986; any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems); and systems which the Company elects not to acquire under its right of first refusal described below and any expansions of such systems within the same county or an adjacent county (except for systems which are also contiguous to Company-owned systems). Under the Business Opportunity Agreement, the Rigas Parties must first offer to the Company a business opportunity to acquire or invest in any cable television system or franchise therefor or interest therein that is offered or available to them. If a majority of the Company's Board of Directors, including a majority of the independent directors, rejects such offer, the Rigas Parties may acquire or invest in all of such cable television systems or franchises therefor or interest therein or with others on terms no more favorable to them than those offered to the Company. During the year ended December 31, 2001, pursuant to the Business Opportunity Agreement, entities owned by the Rigas Parties acquired cable television systems serving approximately 68,000 basic subscribers.

          Other material terms of the Business Opportunity Agreement are as follows:

          o The Rigas Parties may from time to time evaluate and, subject to the Company's rights and covenants in the Company's loan agreements and indentures, may acquire cable television systems or interests therein for their own accounts separately or along with the Company and/or other joint venture parties.

          o Except for the limitations on the ownership of cable television systems as described herein, under the Business Opportunity Agreement, the Rigas Parties and their affiliates are not subject to limitations with respect to their other business activities and may engage in other businesses related to cable television or other telecommunications media. The Rigas Parties are required to devote as much of their time to the business of the Company as is reasonably required to fulfill the duties of their offices.

          o In the event that any Rigas Party (or his affiliate) decides to offer for sale (other than to another Rigas Party or his or another Rigas Party's family member, trust or family controlled entity) for his account, his ownership interest in any cable television system or franchise, he or it will (subject to the rights of third parties existing at such time) first offer such interests to the Company. Such selling person or entity has a unilateral option to elect to require that, if the Company accepts such offer, up to one half of the consideration for his or its interest would consist of shares of Class B common stock, which shares will be valued at the prevailing market price of the Class A common stock, and the remainder would consist of shares of Class A common stock and/or cash. If a majority of the Company's independent directors rejects such offer, the Rigas Party (or his affiliate) may sell such interest to third parties on terms no more favorable to such third parties than those offered to the Company.

     14.  REGISTRATION RIGHTS

          Pursuant to agreements and arrangements regarding registration rights with the Company, the Rigas family and entities they own or control have the right, subject to certain limitations, to require the Company to register securities of the Company owned by them. On June 21, 2001, the Company registered 2,500,000 shares of Class A common stock on behalf of The Estate of Bill Daniels. The 2,500,000 shares of Class A common stock were owned by the Rigas family and transferred to The Estate of Bill Daniels upon the closing of a Rigas family entity's acquisition of two cable television systems from The Estate of Bill Daniels. Additionally, on July 17, 2001, the Company filed a registration statement relating to 9,500,000 shares of Class A common stock at the request of the Rigas family, which was never declared effective. Substantially all of the Company's Class A common stock, Class B common stock or securities convertible into Class A or Class B common stock owned by the Rigas family or entities they own or control has been registered by the Company on registration statements or is subject to registration rights agreements or arrangements for registration in the future.

     15.  ML MEDIA JOINT VENTURE MATTERS

          On December 13, 2001, the Company reached a settlement agreement regarding the Company's previously disclosed litigation relating to the Joint Venture with ML, the plaintiff in the litigation. Century, which is a Company subsidiary, currently owns a 50% interest in the Joint Venture. In connection with the pending settlement, Century, the Joint Venture, ML and Highland Holdings entered into the ML Media Recapitalization Agreement. Pursuant to the ML Media Recapitalization Agreement, unless the closing of the transaction is accelerated due to certain specified events, the Joint Venture agreed to redeem the 50% Joint Venture interest of ML on June 28, July 31, August 30, or September 30, 2002 for a purchase price ranging from $275,000,000 to $280,000,000 depending on the closing date. Highland Holdings, which is a Rigas family general partnership, agreed to arrange debt financing for the Joint Venture in the amount required to effect the redemption and to fund certain capital expenditures. The Company has agreed to guarantee this indebtedness. The Company, the Joint Venture and Highland Holdings have also agreed that immediately after the closing, the Joint Venture will be recapitalized so that the Company has a 40% Joint Venture equity interest and Highland Holdings has a 60% Joint Venture equity interest, although the details and terms of such recapitalization are not set forth in the transaction documents and have not yet been agreed to or completed. Pending the closing, all items of income, gain, loss and deduction for the Joint Venture operations are to be allocated to the Company, but the ML Recapitalization Agreement provides that the Joint Venture can not make any distributions until that date. Upon consummation of this transaction, the Company, which previously owned a 50% interest in an unleveraged joint venture, will own a 40% interest in a leveraged joint venture.

          In the event the redemption fails to occur for any reason, the Company has agreed to purchase ML's 50% Joint Venture interest on October 1, 2002 (or earlier if the closing is accelerated) under similar terms. Highland Holdings has paid $10,000,000 into escrow, which will be forfeited to ML if the closing does not occur. The Company's 50% Joint Venture interest has been pledged to ML as collateral for the Company's obligations. In addition, the Company, Century and Highland are jointly and severally liable for the performance by the Company of its obligations. If the closing occurs and the Joint Venture systems are then sold within one year (or in the event of a change in control or a sale of a majority of the Company's cable assets in a transaction initiated prior to closing), there will be a purchase price adjustment in certain circumstances. If the closing does not occur by October 2, 2002 (or earlier if the closing is accelerated), ML will replace Century as the manager of the Joint Venture systems, will be entitled to management fees that are currently for the benefit of Century and may pursue its rights to damages for such breach, without any obligation to mitigate such damages.

          Although the Board of Directors approved the proposed acquisition by Highland Holdings' of a 60% interest in the Joint Venture, the ML Media Recapitalization Agreement was not presented to the Board of Directors for approval and the Board of Directors did not approve of the Company incurring financial obligations as a result of this acquisition.

16.  PRAXIS CAPITAL AND PRAXIS MANAGEMENT

          Peter L. Venetis is the Managing Director of Praxis Capital, the general partner of Praxis, an investment partnership which is a subsidiary of the Company. Formed in June 2001, Praxis focuses on private equity investments in the telecommunications market.

          The terms of the Company's agreements with Praxis, Praxis Capital and Praxis Management are described below. The Board of Directors approved the formation and funding of Praxis Capital (the "Praxis Transaction"). The independent members of the Board of Directors also approved the Praxis Transaction and determined that the Praxis Transaction was in the best interests of the Company and its subsidiaries and on terms at least as favorable as those which would be obtainable in a comparable arm's-length transaction. The Special Committee is reviewing the Praxis Transaction, including matters relating to the approval thereof.

          The Company signed a contract calling for the commitment of $65,000,000 of capital to Praxis, which is subject to a management fee as described below. Additionally, upon the formation of Praxis, the Company contributed preferred stock of a private company that it had previously purchased for $7,500,000. No management fee was required to be paid on this contributed capital. The Company is required to make capital contributions upon the request of Praxis Capital when funds are necessary for investment purposes or for the management fee. The Company is the sole limited partner of Praxis and has 99.5% of the total partnership interest. Praxis Capital, in which the Company owns no interest, owns the remaining 0.5% partnership interest in Praxis and is entitled to a 16% interest in the profits of Praxis, subject to a return of capital and an 8.0% preference return to the partners of Praxis. In the event that the returns generated by Praxis, during the term of the partnership, are equal to or greater than a 30% annual compounded rate of return, then Praxis Capital is entitled to a 20% interest in the profits of Praxis, subject to a return of capital and an 8.0% preference return to the partners of Praxis. Mr. Venetis owns a substantial majority of the membership interests in Praxis Capital.

          Praxis Management, owned by Mr. Venetis, is the management company of Praxis and receives a management fee of 2.0% of Praxis' committed capital, in the amount of approximately $1,307,000 annually. Praxis Management, through its employees, manages the day-to-day business and affairs of Praxis, including identifying companies which present attractive investment opportunities, structuring and negotiating the terms and conditions of each investment or acquisition, arranging for all necessary financing and after consummation, monitoring the progress of and providing managerial assistance and/or strategic advice to the investments. The management fee is payable for the term of Praxis which is 10 years from the date of inception, which period may be extended by Praxis Capital for up to two additional one year periods if Praxis Capital determines that such extension is necessary to permit an orderly winding-up of the affairs of Praxis. However, the management fee is subject to termination or reduction after five years if certain financial conditions are not met. The management fee is expected to cover all of Praxis' expenses, except for those fees and expenses for which Praxis may be reimbursed by a portfolio company.

          Mr. Venetis, along with an investment committee comprised of himself, John J. Rigas and Timothy J. Rigas, control the investment decisions of Praxis. As of May 2002, approximately $2,950,000 of the Company's committed capital had actually been funded by the Company. Praxis Capital has paid its proportionate share based on the stated value of the partnership interests in Praxis through an initial capital contribution at Praxis' inception and through subsequent capital contributions when called. Praxis has made one investment to date in the amount of $1,000,000. The remainder of the funded portion of the Company's investment in Praxis has been used to pay the 2.0% annual management fees of approximately $1.96 million paid to Praxis Management as referenced above.

     17.  OTHER

          John J. Rigas Consulting Agreement. In connection with his resignation as Chief Executive Officer and President of the Company on May 15, 2002, John J. Rigas and the Company entered severance arrangement under which (i) the Company agreed to pay John J. Rigas cash compensation of $1.4 million per year for three years, (ii) the Company agreed to provide healthcare coverage for John J. Rigas and his wife, Doris Rigas for the remainder of their lives, (iii) the Company agreed to provide John J. Rigas the use of an office, computer and telephone equipment and secretary, (iv) that John J. Rigas's vested stock options shall be exercisable for their term and (v) the Company agreed to allow John J. Rigas use of the Company airplanes for emergency reasons as available and as authorized by the Company; provided that this severance arrangement shall immediately terminate in all respects upon the conviction of John J. Rigas of any felony.

          The Golf Club. The Company, through Golf Club, a wholly-owned subsidiary of the Company, is constructing a golf club and golf course on approximately 830 acres of land near Coudersport, Pennsylvania, of which 535 acres are owned by Wending Creek, 126 acres are owned by Wending 3656 and 169 acres are owned by a wholly-owned subsidiary of the Company. The Company has expended approximately $13,000,000 on equipment and development costs for this project. The Company has not executed any written leases with respect to the land owned by Wending Creek and Wending 3656 and to date no lease payments have been charged to or paid by the Company to Wending Creek or Wending 3656 with respect to the use of this land.

          The Special Committee is investigating this transaction. The Special Committee has identified no documentation relating to the arrangement between the Company and Wending Creek or Wending 3656. This transaction was not presented to or approved by the Board of Directors or the independent directors of the Board of Directors.

          Timber Rights Transaction. In February 2000, a subsidiary of the Company, ACC Operations, purchased timber rights, covering a twenty-year period from the date of closing, from an unaffiliated third party with respect to 3,656 acres of land located in Potter County, Pennsylvania, for a purchase price of $26,535,070. At the end of the twenty-year period, the timber rights revert to the owner of the underlying land at such time. The revenue earned by the Company during the year ended December 31, 2001, is unknown. At or about the same time, Wending 3656 purchased the underlying 3,656 acres from the unaffiliated third party for a purchase price of $464,930. The timber purchase agreement provides that if a change in ownership of the Company occurs during the twenty-year period, then the timber rights would revert to Wending 3656 as part of the consideration received by Wending 3656 as a result of the change in ownership transaction. A change in ownership is defined to occur in the event that the cumulative voting percentage of the Company stock held by John J. Rigas and the members of his immediate family falls below 50% of all outstanding voting shares.

          The Special Committee is investigating whether or not the purchase price paid by the Company for these timber rights represents the fair market value of such rights based upon an independent third party appraisal. The Special Committee is also investigating whether the Company paid the purchase price for the underlying land on behalf of Wending 3656. This transaction was not presented to or approved by the Board of Directors or the independent directors of the Board of Directors.

          Use of Company Aircraft. Rigas Persons and Entities used Company aircraft for reasons unrelated to the business or operations of the Company or any of its subsidiares. It is unclear how much the use of Company aircraft by Rigas Persons and Entities for these purposes cost the Company. The Company has never been reimbursed for this use. The Special Committee is investigating this matter.

          Preston Motors. Preston Motors is a car dealership that sells motor vehicles to the Company. John J. Rigas has a material beneficial interest in Preston Motors. The Company acquired approximately 1300 motor vehicles during the year ended December 31, 2001. Approximately 50 of these motor vehicles were acquired from Preston Motors. The Special Committee is investigating this relationship.

          Condominium Acquisition and Maintenance. The Special Committee is investigating whether Company funds and resources were used to construct, acquire or maintain condominiums in Beaver Creek, Colorado, and Cancun, Mexico, for use exclusively or primarily by Rigas Persons and Entities as opposed to Company personnel.

          New York Apartment Use. The Company owns two apartments in New York City. Since some time in 1998, Ellen Rigas Venetis and Peter L. Venetis have had exclusive use of these apartments on a rent free basis. The Company has not determined the fair rental value of these apartments. The Special Committee is investigating this matter.

          FPL Group Note. Prior to October 1, 1999, Olympus was a joint venture limited partnership between the Company and subsidiaries of FPL Group. Dennis Coyle is a member of the Special Committee of the Board of Directors, and is the General Counsel and Secretary of FPL Group. On October 1, 1999, Olympus transferred all of the outstanding common stock of its wholly-owned subsidiary, WB Security, to FPL Group in exchange for the FPL Group Interest. The only asset of WB Security was a $108,000,000 term note receivable from a wholly-owned subsidiary of Olympus. This note, which Olympus assigned to WB Security prior to the sale of the WB Security stock, constituted the consideration paid for the redemption of the FPL Group Interest and accrued priority return due to FPL Group.

          Ft. Myers Acquisition Limited Partnership, a wholly-owned subsidiary of Olympus, is the obligor on this $108,000,000 note, with principal and interest due and payable to FPL Group on September 1, 2004. The note bears interest at 6% per annum (or after default in payment, at a variable rate of LIBOR plus 5%). FPL Group has the right, upon at least 60 days prior written notice, to require repayment of the principal of, and accrued interest on, the note, on or after July 1, 2002. FPL Group has demanded that the term note be paid in full on July 1, 2002. The principal and accrued interest on that date will be approximately $127,400,000. The note is purportedly secured by a pledge of the FPL Group Interest. Upon an event of default (including a failure of Olympus to prepay the note if and when required), the FPL Group Interest may revert to FPL Group upon an exercise of remedies.

          Certain Company Employees. The Special Committee is investigating whether certain Company employees provided services for Rigas Persons and Entities at the cost of the Company.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 24, 2002                   ADELPHIA COMMUNICATIONS
                                      CORPORATION (Registrant)


                                      By:/s/ Erland E. Kailbourne
                                         --------------------------------
                                         Erland E. Kailbourne
                                         CHAIRMAN AND INTERIM CHIEF
                                         EXECUTIVE OFFICER

                               EXHIBIT INDEX


Exhibit No.                        Description

99.01 Agreement, dated May 22, 2002, between the Company and the Rigas Parties (Filed Herewith)
99.02      Press Release dated May 23, 2002 (Filed Herewith)